UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

(a)
On May 29, 2009, Unit Corporation (the “Company”), through its compensation committee and board of directors, approved amendments to the existing Unit Corporation 2000 Non-employee Directors’ Stock Option Plan as Amended and Restated August 25, 2004 (as amended on May 29, 2009, the “Amended Plan”).  The amendments extended the plan term from May 30, 2010 to May 30, 2017, and increased the aggregate number of shares that may be issued or delivered due to exercise of non-employee director option awards from 210,000 shares of common stock to 510,000 shares of common stock.   The Amended Plan also includes claw back provisions, which provide that in the event of specified director misconduct, the shares or proceeds from the sale of the shares originating as options under the Amended Plan can be recovered by the Company.  Effective with the adoption of the amendments, a one-time grant of 3,063 shares to each non-employee Director was made on May 29, 2009 (the “Contingent Option Awards”).  The Contingent Option Awards cannot vest before the stockholders approve the Amended Plan, and will be void in the event such approval is not obtained.  Other than providing for the Contingent Option Awards, the plan will operate in much the same manner as it did before the recent amendments, providing an annual award of options to purchase 3,500 shares of the Company’s Common Stock to each non-employee Director effective automatically on the day after the Company’s annual meeting.  Options granted under the Amended Plan, other than the Contingent Option Awards, will not be exercisable before six months after the grant date, and will expire ten years from the grant date.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the attached copy of that plan, filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01 (a).

(b)
On March 26, 2008, the Company and Mr. John Nikkel, Chairman of the Board of Directors of the Company, entered in an agreement to continue an existing consulting contract that the Company and Mr. Nikkel initially entered into on December 17, 2004.  The agreement provided that Mr. Nikkel would serve as a consultant to the Company, on an annual basis, for $70,000 per year.  Effective June 1, 2009, the consulting agreement has been extended for a one-year term commencing as of April 1, 2009.  The foregoing description of the current consulting agreement  does not purport to be complete and is qualified in its entirety by reference to the attached copy of that agreement, filed as Exhibit 10.2 to this Form 8-K and incorporated by reference into this Item 1.01 (b).

Information regarding Mr. Nikkel’s investments in the employee limited partnerships sponsored by the company each year is described in the Company’s most recent Proxy Statement filed in connection with the Company’s Annual Meeting of Stockholders held on May 6, 2009.  That information is incorporated by reference into this Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Unit Corporation 2000 Non-employee Directors' Stock Option Plan as Amended and Restated May 29, 2009.
10.2	Consulting Agreement dated June 1, 2009, between John G. Nikkel and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 4, 2009	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Corporation 2000 Non-employee Directors' Stock Option Plan as Amended and Restated May 29, 2009
10.2	Consulting Agreement dated June 1, 2009, between John G. Nikkel and the Company